Exhibit 99.1

Quest Solution Further Streamlines Capital Structure and Reduces Debt

Converts Debt to New Series C Convertible Preferred Stock in Non-Dilutive Balance Sheet Restructuring

Debt Holder Releases $500,000 Promissory Note

EUGENE, OR., June 21, 2016 — Quest Solution, Inc. “The Company” (OTCBB: QUES), today announced the Board of Directors has approved the creation of a Series C Preferred Stock for the purpose of converting approximately $4.5 million of subordinated debt into approximately 4.5 million of the newly created Series C shares as well as approximately 350,000 Series C shares in connection with the Company’s redemption of 1,000,000 common shares. In addition, the Viascan Group has voluntarily forgiven $500,000 of debt that was assumed in relation to the acquisition of ViascanQdata in October 2015.

“We took creative and non-dilutive steps to reduce our subordinated debt by nearly 25% from the end of the first quarter, significantly streamlining our capital structure and improving our balance sheet to help us better execute our growth strategy,” commented Gilles Gaudreault, Chief Executive Officer of Quest Solution, Inc. “Our capital structure is now better aligned with the long-term objectives of our business and places Quest Solution in an even stronger position to grow our business and serve our customers. Today’s announcement illustrates the support and confidence our debt holders and the previous owners of Viascan, including myself, have in the outlook for our business.”

As of June 21, 2016 there were 15 million Series C preferred shares authorized and approximately 4.9 million outstanding. These preferred shares are expected to pay a cash dividend of 6% per annum on a quarterly basis, pending Board approval and authorization. The Series C preferred shares are convertible into common shares of the company on a one-for-one basis. The Company has the option at any time to redeem the Series C preferred shares at a redemption price of $1 per share. For the second half of the year, the Company will continue its efforts to solidify the balance sheet position.

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States and Canada.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification) and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth strategy, outlook, customer service, capital structure and balance sheet position. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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